Exhibit 2

May 9, 2011

Via E-Mail, Facsimile and Fed Ex
mwalton@cryo-cell.com; jtaymans@cryo-cell.com; ismith@cryo-cell.com
Facsimile (813) 855-4745

Cryo-Cell International, Inc.
700 Brooker Creek Blvd.
Suite 1800
Oldsmar, Florida 34677

Attention: Corporate Secretary

RE:	Stockholder’s Notice for Nomination of Persons for Election as Directors of Cryo-Cell International, Inc.

Ladies and Gentlemen:

David I. Portnoy (the “Record Holder”), whose address is 88 Camden Drive, Bal Harbour, Florida 33154, hereby submits this notice (this “Notice”) on the date hereof pursuant to the requirements (the “Bylaw Requirements”) set forth in Article II, Section 10 of the Amended and Restated Bylaws of Cryo-Cell International, Inc. (the “Company”), which were attached as Exhibit 3.1 to the Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”), on March 10, 2008 (the “Bylaws”), for the nomination of the 2011 Slate (as defined below) for election as directors of the Company at the 2011 annual meeting of stockholders of the Company (the “2011 Annual Meeting”).

As of the date of this Notice, the Record Holder represents that he is the record owner of 100 shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company and that he is entitled to vote at the Annual Meeting. The Record Holder may be deemed the beneficial owner of 660,251 shares of Common Stock in addition to the 100 shares held of record by him. Specifically, as chairman of the board of directors and secretary of PartnerCommunity, Inc. (“PartnerCommunity”), a shareholder of record of the Common Stock, the Record Holder may be deemed to be the beneficial owner of such shares held by PartnerCommunity. Additionally, the Record Holder, as managing member of Mayim Management, LLC (“Mayim”), which may exercise investment and voting discretion over PartnerCommunity’s shares of the Common Stock under the Investment Advisory Agreement (as defined below), pursuant to the information provided in Annex A, may be deemed to beneficially own shares of Common Stock held of record by Mayim.  Finally, the record Holder may be deemed the beneficial owner of additional shares of the Common Stock as set forth in Attachment 1 of Annex A.

Cryo-Cell International, Inc.
May 9, 2011

The Record Holder hereby represents that he intends to appear in person or by proxy at the 2011 Annual Meeting to nominate for election as directors of the Company the following persons (each, a “Nominee” and collectively, the “2011 Slate”):

David I. Portnoy
Mark L. Portnoy
Jonathan H. Wheeler, M.D.
Harold D. Berger
George Gaines

The Record Holder hereby further represents, pursuant to Article II, Section 10(c)(vii) of the Bylaws, that he intends to solicit proxies in support of his nomination of the 2011 Slate by directly or indirectly delivering a proxy statement and form of proxy to holders of at least the percentage of shares of the Company’s Common Stock required to elect the 2011 Slate (a Nomination Solicitation Notice).

As of the date hereof, based on information contained in the Bylaws, the Company’s website and the Company’s Form 10-K, filed with the SEC on February 28, 2011 (the “Form 10-K”), the current Board of Directors of the Company (the “Board”) consists of seven directors and pursuant to the Company’s Amended and Restated Certificate of Incorporation, as executed on July 10, 2000, filed by the Company with the SEC on July 19, 2002 as Exhibit 3.1 to the Company’s Form 10-QSB and the Bylaws, the number of directors shall consist of such number as from time to time shall be fixed by the Board. Based on the size of the Board during 2010, the Record Holder is assuming that seven directors are to be elected at the 2011 Annual Meeting. If, for any reason, more than seven directors are to be elected at the 2011 Annual Meeting, the Record Holder reserves the right to nominate additional persons to be so elected (each, an “Additional Nominee”) such that the total number of Additional Nominee is equal to the total number of directors in excess of seven to be elected at the 2011 Annual Meeting.

Additionally, if, for any reason, any Nominee or Additional Nominee is unable to stand for election at the 2011 Annual Meeting, the Record Holder intends to nominate a person in the place of such Nominee or Additional Nominee (a “Substitute”). Finally, if fewer than five directors are to be elected at the 2011 Annual Meeting, the Record Holder will designate which of the Nominees will be placed in nomination. In any of those events, the Record Holder at the earliest practicable time will give notice to the Company of any Additional Nominee, the Substitute or the Nominees who will be placed in nomination.

Pursuant to the Bylaw Requirements: (i) certain information relating to the Record Holder is set forth in the body of this Notice and Annex A; (ii) certain information relating to each Nominee is set forth in the body of this Notice and Annex A; and (iii) the written consent of each Nominee being named in the proxy statement as a nominee and to serve as a director of the Company, if elected, is attached as Annex B.

Cryo-Cell International, Inc.
May 9, 2011

The Record Holder and other stockholders (each, a “Reporting Person”) filed on January 25, 2005 a Schedule 13D under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the SEC relating to the Company (the “Filing”). The first amendment to the Filing was filed with the SEC on February 2, 2006 (the “First Filing Amendment”). The second amendment to the Filing was filed with the SEC on June 26, 2006 (the “Second Filing Amendment”). The third amendment to the Filing was filed with the SEC on February 1, 2007 (the “Third Filing Amendment”). The fourth amendment to the Filing was filed with the SEC on March 26, 2007 (the “Fourth Filing Amendment”). The fifth amendment to the filing was filed with the SEC on July 10, 2007 (the “Fifth Filing Amendment”). The sixth amendment to the filing was filed with the SEC on November 26, 2007 (the “Sixth Filing Amendment”).  The seventh amendment to the filing will be filed with the SEC on May 10, 2011 (the “Seventh Filing Amendment” and collectively with the Filing, the First Filing Amendment, the Second Filing Amendment, the Third Filing Amendment, the Fourth Filing Amendment, the Fifth Filing Amendment and the Sixth Filing Amendment, the “13D Filings”).

The 13D Filings, all attachments thereto and all future amendments thereto, are hereby incorporated into and made a part of this Notice (but only to the extent that the information disclosed therein constitutes information regarding the Record Holder or each Nominee that is required to be set forth in this Notice pursuant to Bylaw Requirements). Accordingly, all such matters disclosed in any part of the 13D Filings, including all attachments thereto, should be deemed disclosed for all purposes of this Notice.

The Seventh Filing Amendment, a copy of which is being delivered with this Notice to the Company pursuant to Rule 13d-7 under the Exchange Act, is available at no charge at the SEC’s website at http://www.sec.gov. If the Company requests additional copies of the Seventh Filing Amendment, the Record Holder will provide them.

The Record Holder and each Nominee have an interest in the election of directors at the Annual Meeting: (i) through the beneficial ownership (if any) of Shares, as described on the applicable attachments to Annex A and (ii) pursuant to an agreement among the Record Holder, Mark L. Portnoy, George Gaines, Harold D. Berger and certain other Reporting Persons, as described in the Seventh Filing Amendment, pursuant to which the parties thereto have agreed to vote all of each Reporting Person’s shares of Common Stock for the election of the 2011 Slate at the 2011 Annual Meeting, and additionally, to share legal and other fees and expenses incurred or to be incurred in connection with the activities described in Item 4 of such Seventh Filing Amendment, incorporated herein by reference thereto, which activities included the possible nomination of the 2011 Slate (the “2011 Voting and Expense Sharing Agreement”).

Cryo-Cell International, Inc.
May 9, 2011

Additionally, as previously disclosed in the Filing, the Third Filing Amendment and the Fourth Filing Agreement, the Reporting Persons had previously entered into various voting and expense sharing agreements that were in place among certain of the Reporting Persons and others in connection with the Company’s 2007 Annual Meeting of Shareholders as well as investment agreements, none of which are still in effect (collectively, the “2007 Agreements”); an investment advisory agreement between Mayim Management, LLC, a Delaware limited liability company whose owner and managing member is the Record Holder, as described in Item 6 of the Fourth Filing Amendment, incorporated herein by reference thereto, pursuant to which Mayim Management, LLC, is authorized to make investment and voting decisions relating to certain securities investments made by PartnerCommunity, of which the Record Holder is the chairman of the board, corporate secretary and a shareholder (the “Investment Advisory Agreement”); and an accounting relationship wherein Harold D. Berger provides accounting services to Mark L. Portnoy and to Capital Asset Fund #1, Limited Partnership, a Delaware limited partnership, as to which Mark L. Portnoy may be deemed the beneficial owner as its general partner, on a regular basis and receives customary fees for such accounting services (the “Accounting Services Relationship”), which are currently expected to continue.

With respect to each Nominee, other than as disclosed in this Notice and in the 13D Filings incorporated herein by reference, (i) such Nominee is not, nor was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; and (ii) neither such Nominee nor any of such Nominee’s associates have any arrangement or understanding with any person with respect to (A) any future employment by the Company or its affiliates or (B) any future transactions to which the Company or any of its affiliates will or may be a party.

With respect to each Nominee, such Nominee is deemed to be independent under the independence standards applicable to the Company under paragraph (a)(1) of Item 407 of SEC Regulation S-K.

The Annexes and all attachments thereto are hereby incorporated into and made a part of this Notice. Accordingly, all matters disclosed in any part of this Notice, including the Annexes and all attachments thereto should be deemed disclosed for all purposes of this Notice. All upper case terms appearing in the Annexes and all attachments thereto that are not defined in such Annexes and attachments shall have the meanings given in the body of this Notice or the Annexes, as applicable.

Cryo-Cell International, Inc.
May 9, 2011

Information is set forth herein as of the date hereof and neither the delivery of this Notice in accordance with the Bylaw Requirements nor any delivery by the Record Holder of additional information to the Company from and after the date hereof shall be deemed to constitute an admission by the Record Holder or any of its respective affiliates that such delivery is required or that each and every item of information is required by the Bylaws or as to the legality or enforceability of the Bylaws or any other matter, or a waiver by the Record Holder or any of its respective affiliates of their right to contest or challenge, in any way, the validity or enforceability of the Bylaws or any other matter (including actions taken by the Board in anticipation of or following receipt of this Notice).

Very truly yours,
/s/ David I. Portnoy David I. Portnoy

ANNEX A

Certain information about the Record Holder and each Nominee is set forth in the attachments to this Annex A.

ANNEX A
ATTACHMENT 1
INFORMATION ABOUT THE RECORD HOLDER PURSUANT TO
ARTICLE II, SECTION 10 OF THE BYLAWS

Name	David I. Portnoy
Age	48
Business Address	88 Camden Drive, Bal Harbour, Florida 33154
Principal Address	88 Camden Drive, Bal Harbour, Florida 33154
Principal Occupation or Employment	See below

David I. Portnoy (the “Record Holder”) has an interest in the election of directors at the Annual Meeting pursuant to the 2011 Voting and Expense Sharing Agreement, the 2007 Agreements, the Investment Advisory Agreement and his record ownership and beneficial ownership of securities, as described below. David I. Portnoy is the chairman of the board and secretary of PartnerCommunity, Inc., a Florida corporation that provides software and hardware integration solutions to telecommunication companies, including AT&T and Verizon (“PartnerCommunity”) and may be deemed the beneficial owner of the shares of the Common Stock held by PartnerCommunity, as described below. In addition, David I. Portnoy is the brother of Nominee, Mark L. Portnoy. Furthermore, David I. Portnoy is the son of Gilbert Portnoy and the stepson of Lynne Portnoy, current stockholders of the Company. As described in the Fourth Filing Amendment, incorporated herein by reference thereto, Lynne Portnoy may be deemed the beneficial owner of the 16,130 shares of Common Stock held in her name and of the 3,000 shares of Common Stock held in joint ownership with Gilbert Portnoy, and Gilbert Portnoy may be deemed the beneficial owner of the 143 shares of Common Stock held in his name and of the 3,000 shares of Common Stock held in joint ownership with Lynne Portnoy.

David I. Portnoy is President of Focus Financial Corp., a private investment banking and venture capital firm that was formed in 1988. He also serves as President of Visual Investment Corp., a private investment firm. Mr. Portnoy has broad experience in venture capital investments, including two investments that subsequently went public, Daleen Technologies Inc. and Caribbean Cigar Company. Currently, Mr. Portnoy serves as Chairman of the Board of Directors of PartnerCommunity which provides software and hardware integration solutions to telecommunication companies and which recently was awarded the Verizon 2010 Supplier Recognition Award for Outstanding Performance.  Mr. Portnoy has expertise in financial markets, investment banking as well as operational experience as the leader of a number of privately owned companies.

Mr. Portnoy graduated Magna Cum Laude in 1984 from The Wharton School at the University of Pennsylvania.

BENEFICIAL OWNERSHIP OF SECURITIES AS OF THE DATE OF THIS NOTICE:

David I. Portnoy may be deemed the beneficial owner of 660,351 shares of Common Stock, which number includes (i) 201,168 shares of Common Stock held directly through IRA accounts of David I. Portnoy, and 100 shares that he owns individually of record, all of which he has the sole power to vote and dispose or direct the disposition; (ii) 2,146 shares of Common Stock held by Visual Investment Corp., as to which David I. Portnoy may be deemed the beneficial owner as the sole officer and director of Visual Investment Corp.; (iii) 117,223 shares of Common Stock held by PartnerCommunity, as to which David I. Portnoy may be deemed the beneficial owner as chairman of the board and secretary and as managing member of Mayim Management, LLC, which may exercise investment and voting discretion over such shares of Common Stock in accordance with the Investment Advisory Agreement; (iv) 50,533 shares of Common Stock held by uTIPu Inc., as to which David I. Portnoy may be deemed the beneficial owner as chairman of the board and secretary; (v) 199,738 shares of Common Stock held by Mayim Investment Limited Partnership, as to which David I. Portnoy may be deemed the beneficial owner as the managing member and owner of Mayim Management, LLC, which is the general partner of Mayim Management Limited Partnership, which is the general partner of Mayim Investment Limited Partnership; (vi) 63,316 shares of Common Stock held by Deborah Portnoy, as to which David I. Portnoy may be deemed the beneficial owner as a result of exercising voting discretion over such shares; (vii) 16,130 shares of Common Stock held by Lynne Portnoy and 1,000 shares of Common Stock held jointly by Lynne Portnoy and Gilbert Portnoy, as to which David I. Portnoy may be deemed the beneficial owner as a result of exercising investment and voting discretion over such shares in accordance with the agreement between Lynne Portnoy, Gilbert Portnoy and David I. Portnoy described below; (viii) 143 shares of Common Stock held by Gilbert Portnoy, as to which David I. Portnoy may be deemed the beneficial owner as a result of exercising investment and voting discretion over such shares in accordance with the agreement between Gilbert Portnoy, Lynne Portnoy and David I. Portnoy described below; (ix) 4,854 Shares held by David I. Portnoy as custodian for his minor son Eliezer Portnoy; and (x) 4,000 Shares held by David I. Portnoy as custodian for his minor daughter Talya Portnoy.

Based upon 11,752,574 Shares of the Company’s common stock outstanding as of April 14, 2011, as reported on the Company’s Form 10-Q, the above ownership represents beneficial ownership of approximately 5.6% of the outstanding Shares of the Company’s common stock.

TWO YEARS SUMMARY TABLE:

The following table indicates the date of each purchase and sale of Shares that may be beneficially owned by the Record Holder within the past two years, and the number of Shares in each such purchase and sale:

David Portnoy IRA:

01/26/11	Bought	2,025
01/26/11	Bought	1,600
01/25/11	Bought	1,450
01/25/11	Bought	1,000
01/24/11	Bought	1,000
01/21/11	Bought	2,000
01/20/11	Bought	500
12/30/10	Bought	376
12/29/10	Bought	1,632
12/28/10	Sold	1,400
12/22/10	Bought	250
12/21/10	Sold	600
11/29/10	Bought	4,000
11/29/10	Bought	1,930
11/26/10	Bought	1,100
11/26/10	Bought	6
11/23/10	Bought	1,210
11/22/10	Bought	2,057
11/19/10	Bought	1,265
11/19/10	Bought	470
11/16/10	Bought	1,750
11/16/10	Bought	725
11/05/10	Bought	500
11/04/10	Bought	401
10/28/10	Bought	1,500
10/21/10	Sold	1,000
10/15/10	Bought	500
10/14/10	Bought	700
09/22/10	Bought	635
09/16/10	Bought	700
08/13/10	Bought	500
08/12/10	Bought	237
08/05/10	Bought	2,250
08/05/10	Bought	992
07/23/10	Bought	1,997
07/21/10	Bought	1,225
07/21/10	Bought	860
07/20/10	Bought	625

07/19/10	Bought	150
06/28/10	Bought	1,000
06/18/10	Bought	1,800
06/16/10	Bought	1,100
05/19/10	Bought	1,354
05/11/10	Bought	1,000
05/10/10	Bought	500
05/07/10	Bought	2,960
05/07/10	Bought	2,900
03/01/10	Sold	1,900
02/24/10	Sold	800
02/24/10	Sold	200
02/22/10	Sold	4,330
02/19/10	Sold	2,500
02/18/10	Sold	10,000
02/16/10	Sold	700
02/09/10	Bought	500
02/05/10	Bought	300
02/03/10	Sold	5,000
02/03/10	Sold	800
02/03/10	Sold	200
02/01/10	Sold	100
01/29/10	Sold	1,000
01/28/10	Sold	500
01/27/10	Sold	3,770
01/26/10	Sold	2,200
01/13/10	Sold	500
01/12/10	Sold	1,000
01/04/10	Bought	1,000
12/28/09	Sold	500
12/18/09	Bought	1,000
12/16/09	Sold	1,000
12/08/09	Sold	2,000
12/03/09	Sold	1,000
10/13/09	Sold	1,800
10/02/09	Sold	5,460
10/02/09	Sold	2,000
10/01/09	Sold	3,000
09/29/09	Bought	1,990
09/18/09	Bought	470
09/14/09	Sold	1,000
09/14/09	Sold	500
09/09/09	Sold	500
08/11/09	Sold	2,000

David Portnoy:

04/12/11	Bought	100
11/13/09	Sold	100
10/01/09	Sold	1,900
08/11/09	Sold	2,800
10/26/10	Sold	855
09/13/10	Bought	855

Focus Financial Corp.:

10/01/09	Sold	1,810
08/02/10	Sold	400
06/01/10	Bought	400

Visual Investments Corp. :

Sales

05/03/11	Sold	16,642
05/02/11	Sold	3,519
04/26/11	Sold	1,470
04/21/11	Sold	3,530
04/08/11	Sold	15,000
04/07/11	Sold	10,000
06/07/10	Sold	2,000
01/06/10	Sold	1,000
12/16/09	Sold	5,000
12/02/09	Sold	4,725
11/24/09	Sold	275
05/25/09	Sold	2,500

Purchases

09/16/10	Buy	603
09/14/10	Buy	500
08/09/10	Buy	435
08/04/10	Buy	6,000
08/02/10	Buy	1,600
05/14/10	Buy	1,984
05/13/10	Buy	2,275
05/06/10	Buy	560

Talya Portnoy:

02/03/11	Buy	499
02/01/11	Buy	1,720
01/11/11	Buy	113
07/23/11	Buy	1,668

Eliezer Portnoy:

02/03/11	Buy	498
02/01/11	Buy	2,375
01/11/11	Buy	113
05/07/10	Buy	500
05/24/10	Sold	500
07/22/10	Buy	800
07/23/10	Buy	1,068

Deborah Portnoy:

Purchases

05/03/11	Buy	5,992
04/29/11	Buy	15,850
04/12/11	Buy	1,492
04/08/11	Buy	15,000
04/07/11	Buy	10,000
02/09/11	Buy	1,039
02/07/11	Buy	1,100
02/03/11	Buy	4,807
02/02/11	Buy	600
02/01/11	Buy	5,000
01/28/11	Buy	1,575
01/27/11	Buy	2,000
08/02/10	Buy	1,000

Sales

04/06/11	Sold	2,039

PartnerCommunity, Inc.

Purchases

02/28/11	Buy	5,000
12/17/10	Buy	800
10/28/10	Buy	850
10/27/10	Buy	350
10/18/10	Buy	459
09/16/10	Buy	3,000
09/13/10	Buy	16,227
06/23/10	Buy	750

Sales

10/26/10	Sold	1,000

uTIPu Inc.

Purchases

04/27/11	Buy	2,300
04/13/11	Buy	2,407
03/29/11	Buy	775
03/28/11	Buy	2,500
03/25/11	Buy	2,200
03/22/11	Buy	2,250
03/07/11	Buy	2,490
02/24/11	Buy	3,623
02/11/11	Buy	5,720
12/14/10	Buy	308
12/08/10	Buy	2,500
12/03/10	Buy	2,700
12/01/10	Buy	200
11/30/10	Buy	3,130
11/29/10	Buy	2,673
10/18/10	Buy	239
09/16/10	Buy	500
09/14/10	Buy	4,000
09/13/10	Buy	2,518
05/24/10	Buy	2,000
05/14/10	Buy	5,000
05/06/10	Buy	500

Mayim Investment Limited Partnership:

Purchases

08/09/10	Buy	10,000
08/06/10	Buy	7,200

Sales

05/03/11	Sold	419
05/02/11	Sold	500
04/28/11	Sold	3,000

David Portnoy’s Traditional IRA:

Purchases

03/14/11	Buy	1,436
03/11/11	Buy	1,000

Gilbert and Leah Portnoy:

Purchases

04/28/11	Buy	475
11/08/10	Buy	350

CONTRACTS, ARRANGEMENTS OR UNDERSTANDINGS WITH RESPECT TO SECURITIES OF THE CORPORATION:

The Record Holder is a party to the 2011 Voting and Expense Sharing Agreement pursuant to which the Record Holder and certain other Reporting Persons in the Seventh Filing Amendment agreed to vote all of each such Reporting Person’s Shares for the election of the 2011 Slate as directors of the Company at the 2011 Annual Meeting and also to share legal and other fees currently incurred or to be incurred in connection with the activities described in Item 4 of the Seventh Filing Amendment, incorporated herein by reference thereto, which activities include the possible nomination of the 2011 Slate.

The Record Holder was also a party to the 2007 Agreements.

The Record Holder is a party to a verbal agreement with Lynne Portnoy and Gilbert Portnoy, the terms of which were disclosed in Item 6 to the Third Filing Amendment, incorporated herein by reference thereto, pursuant to which the Record Holder is authorized to make investment and voting decisions relating to the shares of Common Stock owned by Lynne Portnoy and Gilbert Portnoy, although Lynne Portnoy and Gilbert Portnoy retain their right to withdraw their assets from the agreement.

The Record Holder is a party to the Investment Advisory Agreement, incorporated herein by reference thereto, pursuant to which Mayim Management, LLC, may exercise investment and voting discretion over PartnerCommunity’s shares of Common Stock.

Mr. Portnoy has agreed to serve, if elected, as a director of the Company. Mr. Portnoy has signed a consent to be named as a Nominee.

ANNEX A
ATTACHMENT 2
INFORMATION ABOUT NOMINEES PURSUANT TO
ARTICLE II, SECTION 10 OF THE BYLAWS

Name	Mark L. Portnoy
Age	47
Business Address	9801 Collins Avenue, Unit 8E, Bal Harbour, Florida 33154
Principal Address	9801 Collins Avenue, Unit 8E, Bal Harbour, Florida 33154
Principal Occupation or Employment	See below

Mark L. Portnoy has an interest in the election of directors at the Annual Meeting pursuant to his record and beneficial ownership of securities and the 2011 Voting and Expense Sharing Agreement. Mr. Portnoy was also a party to the 2007 Agreements and is a party to the Accounting Services Relationship. Mark L. Portnoy is a director and stockholder of PartnerCommunity and the brother of Nominee, David I. Portnoy. Furthermore, Mark L. Portnoy is the son of Gilbert Portnoy and the stepson of Lynne Portnoy, current stockholders of the Company. As described in the Fourth Filing Amendment, incorporated herein by reference thereto, Lynne Portnoy may be deemed the beneficial owner of the 16,130 shares of the Company’s Common Stock held in her name and of the 3,000 shares of the Company’s Common Stock held in joint ownership with Gilbert Portnoy and Gilbert Portnoy may be deemed the beneficial owner of the 143 shares of the Company’s Common Stock held in his name and of the 3,000 Shares held in joint ownership with Lynne Portnoy.

Mark L. Portnoy currently serves on the boards of directors of PartnerCommunity and uTIPu Inc., a private Internet based business. Mr. Mark Portnoy has been engaged in managing his personal investments since April 1997. From January 1995 to April 1997, Mark Portnoy was employed at Strome, Susskind Investments as its Chief Fixed Income Trader. Mr. Portnoy’s experience includes negotiating contracts for N.B.A. players totaling approximately $30 million. From March 1986 until November 1991, Mr. Portnoy was employed at Donaldson, Lufkin & Jenrette Securities Corp. as a Fixed Income Arbitrage Trader, with a trading portfolio ranging in size from $1 billion to $7 billion.

1

Mr. Portnoy graduated Phi Beta Kappa from the University of North Carolina at Chapel Hill with a degree in Economics in December 1985.

BENEFICIAL OWNERSHIP OF SECURITIES AS OF THE DATE OF THIS NOTICE:

Mark L. Portnoy may be deemed to be the beneficial owner of 205,538 shares of the Common Stock. Mr. Portnoy is the owner of record of 113,115 shares of the Common Stock and may be deemed the beneficial owner of an additional 92,023 shares of the Common Stock owned by Capital Asset Fund #1 L.P., of which Mr. Portnoy is the general partner and over which Mr. Portnoy has sole voting power.

Based upon 11,752,574 Shares of the Company’s common stock outstanding as of April 14, 2011, as reported on the Company’s Form 10-Q, the above ownership represents beneficial ownership of approximately 1.7% of the outstanding shares of the Company’s Common Stock.

TWO YEARS SUMMARY TABLE:

The following table indicates the date of each purchase and sale of shares of the Company’s Common Stock that may be beneficially owned by Mark L. Portnoy within the past two years, and the number of shares of the Company’s Common Stock in each such purchase and sale:

Mark L. Portnoy

Sales

12/27/10	Sold	500
12/08/10	Sold	500
12/07/10	Sold	400
11/30/10	Sold	1,000
11/22/10	Sold	1,000
11/01/10	Sold	1,000
10/26/10	Sold	1,000
09/15/10	Sold	1,000
08/30/10	Sold	1,000
08/26/10	Sold	1,000
03/03/10	Sold	1,000

2

Capital Asset Fund #1 L.P.

Purchases		Number of Shares

04/26/11	Buy	500
04/18/11	Buy	1,450
03/17/11	Buy	2,000
03/15/11	Buy	50
12/27/10	Buy	500
09/13/10	Buy	3,000
08/26/10	Buy	1,000
08/09/10	Buy	1,000
08/04/10	Buy	1,000
07/21/10	Buy	1,000
07/07/10	Buy	2,000
07/02/10	Buy	1,000
05/06/10	Buy	2,000
05/05/10	Buy	500
04/05/10	Buy	2,000
12/29/09	Buy	2,000
04/09/09	Buy	4,873

CONTRACTS, ARRANGEMENTS OR UNDERSTANDINGS WITH RESPECT TO SECURITIES OF THE CORPORATION:

Mark L. Portnoy is a party to the 2011 Voting and Expense Sharing Agreement pursuant to which the Mr. Portnoy and certain other Reporting Persons in the Seventh Filing Amendment agreed to vote all of each such Reporting Person’s Shares for the election of the 2011 Slate as directors of the Company at the 2011 Annual Meeting and also to share legal and other fees currently incurred or to be incurred in connection with the activities described in Item 4 of the Seventh Filing Amendment, incorporated herein by reference thereto, which activities include the possible nomination of the 2011 Slate.

As described above, Mark L. Portnoy was a party to the 2007 Agreements.

As described above, Mark L. Portnoy and Capital Asset Fund Limited Partnership, a Delaware limited partnership, as to which Mark L. Portnoy may be deemed the beneficial owner as its general partner, have an Accounting Services Relationship with Harold D. Berger, pursuant to which Mr. Berger provides accounting services to Mark L. Portnoy and Capital Asset Fund Limited Partnership, on a regular basis and receives customary fees for such accounting services. The Accounting Services Relationship is currently expected to continue.

Mr. Portnoy has agreed to serve, if elected, as a director of the Company. Mr. Portnoy has signed a consent to be named as a Nominee.

3

ANNEX A
ATTACHMENT 3
INFORMATION ABOUT NOMINEES PURSUANT TO
ARTICLE II, SECTION 10 OF THE BYLAWS

Name	Harold David Berger
Age	47
Business Address	P.O. Box 20301, Atlanta, Georgia 30325
Principal Address	1079 Dean Drive NW, Atlanta, Georgia 30318
Principal Occupation or Employment	See below

Mr. Berger has an interest in the election of directors at the 2011 Annual Meeting pursuant to the 2011 Voting and Expense Sharing Agreement pursuant to which Mr. Berger and certain other Reporting Persons in the Seventh Filing Amendment agreed to vote all of each such Reporting Person’s Shares for the election of the 2011 Slate as directors of the Company at the 2011 Annual Meeting and also to share legal and other fees currently incurred or to be incurred in connection with the activities described in Item 4 of the Seventh Filing Amendment, incorporated herein by reference thereto, which activities include the possible nomination of the 2011 Slate.

Additionally, Mr. Berger has an interest in the election of directors at the Annual Meeting pursuant to the Accounting Services Relationship, pursuant to which Mr. Berger provides accounting services to Mark L. Portnoy and to Capital Asset Fund Limited Partnership, a Delaware limited partnership, as to which Mark L. Portnoy may be deemed the beneficial owner as its general partner, on a regular basis and receives customary fees for such accounting services. The Accounting Services Relationship is currently expected to continue. Furthermore, Harold D. Berger is a stockholder of PartnerCommunity, a shareholder of record of the Company.

Since 2005, Harold D. Berger has operated his own accounting practice headquartered in Atlanta, Georgia. Mr. Berger’s practice has focused on all aspects of the real estate industry, high-end individual income tax planning and compliance, estate planning and small business operational consulting. Prior to opening his own accounting practice in 2005, Mr. Berger was employed for 16 years with a local accounting firm in Atlanta, Georgia – Habif, Arogeti & Wynne, LLP – the last ten years of which he was one of 20 equity members. Over the past 25 years, Mr. Berger also has served on boards for a variety of charitable organizations. Mr. Berger currently serves as Treasurer and Executive Committee Member of the Holly Lane Foundation (f/k/a The Gatchell Home, Inc.), as Director and Finance committee member of the Jewish Educational Loan Fund, Inc., and as Director and financial adviser to The Atlanta Group Home Foundation, Inc.

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Mr. Berger graduated in May 1986 from the University of North Carolina at Chapel Hill with a Bachelor’s of Science Degree in Business Administration. He also graduated in December 1987 from the University of Texas at Austin, after obtaining a Master’s Degree in Professional Accounting. Mr. Berger is a member of the American Institute of Certified Public Accountants (AICPA) and the Georgia Society of Certified Public Accountants (GSCPA).

BENEFICIAL OWNERSHIP OF SECURITIES AS OF THE DATE OF THIS NOTICE:

Mr. Berger does not own any shares of the Company’s Common Stock nor is he deemed to be the beneficial owner of any shares of Common Stock.

CONTRACTS, ARRANGEMENTS OR UNDERSTANDINGS WITH RESPECT TO SECURITIES OF THE CORPORATION:

As described above, Mr. Berger has an Accounting Services Relationship with Mark L. Portnoy and Capital Asset Fund Limited Partnership, a Delaware limited partnership, as to which Mark L. Portnoy may be deemed the beneficial owner as its general partner, pursuant to which Mr. Berger provides accounting services to Mark L. Portnoy and Capital Asset Fund Limited Partnership, on a regular basis and receives customary fees for such accounting services. The Accounting Services Relationship is currently expected to continue.

Mr. Berger is a party to the 2011 Voting and Expense Sharing Agreement pursuant to which the Mr. Berger and certain other Reporting Persons in the Seventh Filing Amendment agreed to vote all of each such Reporting Person’s shares of Common Stock for the election of the 2011 Slate as directors of the Company at the 2011 Annual Meeting and also to share legal and other fees currently incurred or to be incurred in connection with the activities described in Item 4 of the Seventh Filing Amendment, incorporated herein by reference thereto, which activities include the possible nomination of the 2011 Slate.

Mr. Berger has agreed to serve, if elected, as a director of the Company. Mr. Berger has signed a consent to be named as a Nominee.

2

ANNEX A
ATTACHMENT 4
INFORMATION ABOUT NOMINEES PURSUANT TO
ARTICLE II, SECTION 10 OF THE BYLAWS

Name	George Gaines
Age	57
Business Address	1620 Orrington Avenue, Evanston, Illinois 60201
Principal Address	2207 Orrington Avenue, Evanston, Illinois 60201
Principal Occupation or Employment	See below

George Gaines has an interest in the election of the directors at the Annual Meeting pursuant to the 2011 Voting and Expense Sharing Agreement pursuant to which the Mr. Gaines and certain other Reporting Persons in the Seventh Filing Amendment agreed to vote all of each such Reporting Person’s shares for the election of the 2011 Slate as directors of the Company at the 2011 Annual Meeting and also to share legal and other fees currently incurred or to be incurred in connection with the activities described in Item 4 of the Seventh Filing Amendment, incorporated herein by reference thereto, which activities include the possible nomination of the 2011 Slate.

Mr. Gaines was also a party to certain of the 2007 Agreements none of which are still in effect.

Since 2009, George Gaines has been the founder and owner of Orrington Advisors, a business consulting firm headquartered in Evanston, Illinois, which primarily provides consulting services to entities seeking to structure and raise capital for private equity funds. Since 2009 Mr. Gaines has also served on the Board of Directors and as Executive Vice President-Corporate Strategy of Kastan Mining PLC, a privately held company headquartered in Evanston, Illinois which has copper and gold mining operations in Tanzania.  From 2003 until 2009, Mr. Gaines was a senior partner of Berchwood Partners, Evanston, Illinois, an investment banking and private equity fund placement agent.

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BENEFICIAL OWNERSHIP OF SECURITIES AS OF THE DATE OF THIS NOTICE:

George Gaines may be deemed the beneficial owner of 559,000 shares of the Common Stock, all of which shares are held through Mr. Gaines’ Investment Retirement Account (IRA).

Based upon 11,752,574 Shares of the Company’s common stock outstanding as of April 14, 2011, as reported on the Company’s Form 10-Q, the above ownership represents beneficial ownership of approximately 4.8% of the outstanding Shares of the Company’s common stock.

TWO YEARS SUMMARY TABLE:

The following table indicates the date of each purchase and sale of shares of Common Stock that may be beneficially owned by George Gaines within the past two years, and the number of shares in each such purchase and sale:

George Gaines’ IRA:

Date		Number of Shares

04/27/11	Buy	800
01/14/11	Buy	200
11/08/10	Buy	1,000
11/08/10	Buy	500
11/08/10	Buy	500
11/05/10	Buy	500
11/03/10	Buy	500
11/02/10	Buy	500
11/02/10	Buy	500
11/01/10	Buy	500
10/29/10	Buy	500
10/29/10	Buy	250
10/26/10	Buy	2,250
10/26/10	Buy	500
10/22/10	Buy	3,975
10/22/10	Buy	3,070
10/22/10	Buy	3,000
10/22/10	Buy	3,000
10/22/10	Buy	3,000
10/22/10	Buy	3,000
10/22/10	Buy	3,000
10/22/10	Buy	2,370
10/22/10	Buy	1,455
10/22/10	Buy	500
10/21/10	Buy	1,630
10/20/10	Buy	2,000
10/20/10	Buy	2,000

2

10/19/10	Buy	3,000
10/19/10	Buy	2,000
10/19/10	Buy	1,805
10/18/10	Buy	1,800
10/18/10	Buy	1,685
10/18/10	Buy	1,400
10/18/10	Buy	1,400
10/18/10	Buy	1,195
10/18/10	Buy	915
10/18/10	Buy	200
10/15/10	Buy	600
10/14/10	Buy	1,000
10/11/10	Buy	1,000
10/07/10	Buy	11,500
10/07/10	Buy	4,170
10/07/10	Buy	3,500
10/06/10	Buy	500
10/05/10	Buy	6,200
10/05/10	Buy	4,730
10/05/10	Buy	4,300
10/05/10	Buy	3,800
10/05/10	Buy	700
10/05/10	Buy	600
10/04/10	Buy	3,000
10/01/10	Buy	4,000
10/01/10	Buy	2,000
10/01/10	Buy	1,000
10/01/10	Buy	765
09/30/10	Buy	4,900
09/30/10	Buy	4,000
09/30/10	Buy	1,235
09/29/10	Buy	2,000
09/28/10	Buy	9,300
09/28/10	Buy	7,100
09/27/10	Buy	10,000
09/27/10	Buy	10,000
09/27/10	Buy	10,000
09/27/10	Buy	10,000
09/27/10	Buy	9,500
09/27/10	Buy	5,000
09/27/10	Buy	3,500
09/27/10	Buy	3,500
09/27/10	Buy	2,800
09/27/10	Buy	700
09/27/10	Buy	500
09/27/10	Buy	200
09/24/10	Buy	13,000
09/24/10	Buy	10,000
09/24/10	Buy	10,000
09/24/10	Buy	10,000

3

09/24/10	Buy	10,000
09/24/10	Buy	10,000
09/24/10	Buy	10,000
09/24/10	Buy	10,000
09/24/10	Buy	7,650
09/24/10	Buy	2,350
09/22/10	Buy	2,501
09/21/10	Buy	10,000
09/21/10	Buy	5,000
09/21/10	Buy	5,000
09/21/10	Buy	4,499
09/20/10	Buy	10,000
09/20/10	Buy	10,000
09/20/10	Buy	5,207
09/20/10	Buy	5,000
09/20/10	Buy	3,793
09/20/10	Buy	3,000
09/20/10	Buy	1,500
09/20/10	Buy	1,000
09/20/10	Buy	500
09/17/10	Buy	9,000
09/17/10	Buy	4,000
09/17/10	Buy	3,000
09/17/10	Buy	2,000
09/17/10	Buy	2,000
09/17/10	Buy	500
09/17/10	Buy	500
09/16/10	Buy	3,500
09/16/10	Buy	3,500
09/16/10	Buy	3,000
09/16/10	Buy	850
09/16/10	Buy	500
09/15/10	Buy	3,150
09/15/10	Buy	2,000
09/15/10	Buy	1,000
09/15/10	Buy	500
09/15/10	Buy	500
09/15/10	Buy	500

 CONTRACTS, ARRANGEMENTS OR UNDERSTANDINGS WITH RESPECT TO SECURITIES OF THE CORPORATION:

George Gaines is a party to the 2011 Voting and Expense Sharing Agreement pursuant to which the Mr. Gaines and certain other Reporting Persons in the Seventh Filing Amendment agreed to vote all of each such Reporting Person’s Shares for the election of the 2011 Slate as directors of the Company at the 2011 Annual Meeting and also to share legal and other fees currently incurred or to be incurred in connection with the activities described in Item 4 of the Seventh Filing Amendment, incorporated herein by reference thereto, which activities include the possible nomination of the 2011 Slate.

4

George Gaines was also a party to certain of the 2007 Agreements none of which are still in effect.

Mr. Gaines has agreed to serve, if elected, as a director of the Company. Mr. Gaines has signed a consent to be named as a Nominee.

5

ANNEX A
ATTACHMENT 5
INFORMATION ABOUT NOMINEES PURSUANT TO
ARTICLE II, SECTION 10 OF THE BYLAWS

Name	Jonathan H. Wheeler, M.D.
Age	51
Business Address	351 Hospital Road, #611, Newport Beach, California 92663
Principal Address	36 Shady Lane, Irvine, California 92603
Principal Occupation or Employment	See below

Jonathan H. Wheeler, M.D. has an interest in the election of directors at the Annual Meeting due to his being named as a Nominee in the 2011 Slate.

Dr. Wheeler is a licensed physician specializing in the fields of obstetrics and gynecology. He has practiced in these fields in Newport Beach, California since 1992.

Dr. Wheeler received his BA in Biology at the SUNY at Buffalo. He completed his medical degree at Cornell University Medical College in 1986.  His Obstetrics and Gynecology training was received at UCLA Medical Center in a combined internship and residency program.  There, he received honorary awards for his work in advanced laparoscopy and completed research in innovative surgical techniques.

Dr. Wheeler is Board certified in Obstetrics and Gynecology.  He is a member of the American College of Obstetrics and Gynecology, the American Association of Gynecologic Laparoscopists, the Orange County Obstetrics and Gynecology Society and is a Diplomate of the American Board of Obstetrics and Gynecology.

In the past Dr. Wheeler has served as Chairman and Vice-Chairman of the Department of Obstetrics and Gynecology at Hoag Hospital and has served on numerous committees including education, surgery and advancement of Women’s Health Services.

BENEFICIAL OWNERSHIP OF SECURITIES AS OF THE DATE OF THIS NOTICE:

Dr. Wheeler does not own any shares nor is he deemed to be the beneficial owner of any shares of the Company’s Common Stock.

CONTRACTS, ARRANGEMENTS OR UNDERSTANDINGS WITH RESPECT TO SECURITIES OF THE CORPORATION:

Dr. Wheeler has agreed to serve, if elected, as a director of the Company. Dr. Wheeler has signed a consent to be named as a Nominee.

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ANNEX B

The signed consent of each Nominee to being named as a nominee for election as a director of the Company and to serve as a director, if elected, is attached to this Annex B.

2

ANNEX B
ATTACHMENT 1
CONSENT OF NOMINEE

The undersigned hereby consents to being named as a nominee for election as a director of Cryo-Cell International, Inc. (the “Company”), in the proxy statement to be filed with the Securities and Exchange Commission and distributed to stockholders of the Company by David I. Portnoy (the “Record Holder”), and in other materials in connection with the solicitation of proxies by the Record Holder from stockholders of the Company to be voted at the 2011 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.

Dated: May 5, 2011

/s/ David I. Portnoy
Name:	David I. Portnoy

1

ANNEX B
ATTACHMENT 1
CONSENT OF NOMINEE

The undersigned hereby consents to being named as a nominee for election as a director of Cryo-Cell International, Inc. (the “Company”), in the proxy statement to be filed with the Securities and Exchange Commission and distributed to stockholders of the Company by David I. Portnoy (the “Record Holder”), and in other materials in connection with the solicitation of proxies by the Record Holder from stockholders of the Company to be voted at the 2011 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.

Dated: May 2, 2011

/s/ George Gaines
Name:	George Gaines

ANNEX B
ATTACHMENT 2
CONSENT OF NOMINEE

The undersigned hereby consents to being named as a nominee for election as a director of Cryo-Cell International, Inc. (the “Company”), in the proxy statement to be filed with the Securities and Exchange Commission and distributed to stockholders of the Company by David I. Portnoy (the “Record Holder”), and in other materials in connection with the solicitation of proxies by the Record Holder from stockholders of the Company to be voted at the 2011 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.

Dated: May 4, 2011

/s/ Mark L. Portnoy
Name:	M ark L. Portnoy

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ANNEX B
ATTACHMENT 3
CONSENT OF NOMINEE

The undersigned hereby consents to being named as a nominee for election as a director of Cryo-Cell International, Inc. (the “Company”), in the proxy statement to be filed with the Securities and Exchange Commission and distributed to stockholders of the Company by David I. Portnoy (the “Record Holder”), and in other materials in connection with the solicitation of proxies by the Record Holder from stockholders of the Company to be voted at the 2011 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.

Dated: May 2, 2011

/s/ Jonathan H. Wheeler, M.D.
Name:	Jonathan H. Wheeler, M.D.

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ANNEX B
ATTACHMENT 4
CONSENT OF NOMINEE

The undersigned hereby consents to being named as a nominee for election as a director of Cryo-Cell International, Inc. (the “Company”), in the proxy statement to be filed with the Securities and Exchange Commission and distributed to stockholders of the Company by David I. Portnoy (the “Record Holder”), and in other materials in connection with the solicitation of proxies by the Record Holder from stockholders of the Company to be voted at the 2011 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.

Dated: May 3, 2011

/s/ Harold D. Berger
Name:	Harold D. Berger

1